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                                                                    EXHIBIT 99.3

                             Consent of Person Named
                          as About to Become a Director

            Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Adam Goldman, hereby consent to be named as a person about to become a director of 24/7 Media, Inc. in the Registration Statement on Form S-4 of 24/7 Media, Inc., dated April 19, 2000, and any amendments thereto.

Dated:  April 19, 2000


                                          /s/ Adam Goldman
                                          --------------------------
                                           Adam Goldman